Sutherland, Asbill & Brennan, L.L.P.
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2404

Tel:  (202) 383-0100                                            Steven B. Boehm
Fax:  (202) 637-3593                                 Direct Line (202) 383-0176





                                 October 4, 1996



Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York  10017-3206

                  Re: Registration of Individual, Group and Tax-Deferred Variable Annuity Contracts on Form S-1 for the TIAA Real Estate Account
                       --------------------------------------------------


Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as a part of the registration statement on Form S-1 filed to register additional securities for the TIAA Real Estate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                            By:  /s/ Steven B. Boehm
                                 --------------------------
                                     Steven B. Boehm